Filed Pursuant to Rule 424(b)3
Registration File No. : 333-124582-10

Supplement No. 2 to market-making prospectus dated May 19, 2007
The date of this Supplement is June 13, 2007
On June 1, 2007, Cooper Standard Holdings Inc. filed the attached Current Report on Form 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 6, 2007

COOPER-STANDARD HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-123708 (Commission File Number)	20-1945088 (IRS Employer Identification No.)

39550 Orchard Hill Place Drive

Novi, Michigan 48375

(Address of Principal Executive Offices) (Zip Code)

(248) 596-5900

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure

On June 6, 2007, Cooper-Standard Automotive Inc. (the “Company”), a wholly-owned subsidiary of Cooper-Standard Holdings Inc., issued a press release announcing that the Company had signed a Memorandum of Understanding with Automotive Sealing Systems S.A. providing for the acquisition by the Company of Metzler Automotive Profile Systems sealing systems operations in Germany, Italy, Poland and Belgium, including joint venture interests in India and China.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
99.1	Cooper-Standard Automotive Inc. press release, dated June 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

By:    /s/ Timothy W. Hefferon

Timothy W. Hefferon

Vice President, General Counsel and Secretary

Date:  June 6, 2007

COOPER-STANDARD HOLDINGS INC.

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

99.1

Cooper-Standard Automotive Inc. press release, dated June 6, 2007.